AXA EQUITABLE

AXA Equitable Life Insurance Company

Variable Universal Life Supplement

1290 Avenue of the Americas, New York, NY 10104

VARIABLE UNIVERSAL LIFE SUPPLEMENT FORMING PART OF THE APPLICATION FOR LIFE INSURANCE

This Application Supplement must be completed by the Proposed Insured and Owner, if other than the Proposed Insured, for Variable Life Application only.

Product: **Incentive Life Optimizer (IL Optimizer)**

Owner's Name ______________________ Proposed Insured's Name ______________________ Date of Birth ______________ (mm/dd/yyyy)

1.a. INITIAL ALLOCATION TO THE INVESTMENT OPTIONS[1] Policy No. (if known) ______________________

Please see the Prospectus for a description of the investment objective(s) for each Investment Option.

	(Whole Percentages Only)	
	For Premiums	For Deductions
Market Stabilizer Option[2,3]	%	%
Guaranteed Interest Account	%	%
AXA Aggressive Allocation	%	%
AXA Conservative Allocation	%	%
AXA Conservative-Plus Allocation	%	%
AXA Moderate Allocation	%	%
AXA Moderate-Plus Allocation	%	%
EQ/AllianceBernstein International	%	%
EQ/AllianceBernstein Small Cap Growth	%	%
EQ/BlackRock Basic Value Equity	%	%
EQ/BlackRock International Value	%	%
EQ/Boston Advisors Equity Income	%	%
EQ/Calvert Socially Responsible	%	%
EQ/Capital Guardian Growth	%	%
EQ/Capital Guardian Research	%	%
EQ/Common Stock Index	%	%
EQ/Core Bond Index	%	%
EQ/Equity 500 Index	%	%
EQ/Equity Growth PLUS	%	%
EQ/Evergreen Omega	%	%
EQ/GAMCO Mergers and Acquisitions	%	%
EQ/GAMCO Small Company Value	%	%
EQ/Global Bond PLUS	%	%
EQ/Global Multi-Sector Equity	%	%
EQ/Intermediate Government Bond Index	%	%
EQ/International Core PLUS	%	%
EQ/International Growth	%	%
EQ/JPMorgan Value Opportunities	%	%
EQ/Large Cap Core PLUS	%	%
EQ/Large Cap Growth Index	%	%

	(Whole Percentages Only)	
	For Premiums	For Deductions
EQ/Large Cap Growth PLUS	%	%
EQ/Large Cap Value Index	%	%
EQ/Large Cap Value PLUS	%	%
EQ/Lord Abbett Growth and Income	%	%
EQ/Lord Abbett Large Cap Core	%	%
EQ/Mid Cap Index	%	%
EQ/Mid Cap Value PLUS	%	%
EQ/Money Market	%	%
EQ/Montag & Caldwell Growth	%	%
EQ/PIMCO Ultra Short Bond	%	%
EQ/Quality Bond PLUS	%	%
EQ/Small Company Index	%	%
EQ/T. Rowe Price Growth Stock	%	%
EQ/UBS Growth and Income	%	%
EQ/Van Kampen Comstock	%	%
EQ/Van Kampen Mid Cap Growth	%	%
Multimanager Aggressive Equity	%	%
Multimanager Core Bond	%	%
Multimanager International Equity	%	%
Multimanager Large Cap Core Equity	%	%
Multimanager Large Cap Growth	%	%
Multimanager Large Cap Value	%	%
Multimanager Mid Cap Growth	%	%
Multimanager Mid Cap Value	%	%
Multimanager Multi-Sector Bond	%	%
Multimanager Small Cap Growth	%	%
Multimanager Small Cap Value	%	%
Multimanager Technology	%	%
TOTAL	**100%**	**100%**

1 The "Investment Start Date" is the business day your investment first begins to earn a return for you, as described below, and is generally the later of: **(1)** the business day we receive the minimum initial premium at our Administrative Office; and **(2)** the Register Date of your policy.

In AL, AK, AZ, CA, CO, FL, ID, IA, KS, NJ, OR, PA, PR, TN, USVI, and WY your Policy Account will be allocated according to the above percentages as of the Investment Start Date. In all other jurisdictions, your Policy Account (except any amounts you allocated to the Guaranteed Interest Account) will be allocated to the EQ/Money Market Investment Option as of the later of the Investment Start Date and the Issue Date for 20 calendar days (Money Market Lock-in Period), and then will be allocated according to the above percentages on the 1st business day following the Money Market Lock-in Period.

Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date.

2 However, if you elect the Market Stabilizer Option, the portion of your Policy Account, per the above premium percentage for such option, will not be allocated as stated in the preceding footnote. In AL, AK, AZ, CA, CO, FL, ID, IA, KS, NJ, OR, PA, PR, TN, USVI, and WY such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held for 20 calendar days. If the policy is issued as a result of a replacement in these states, such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held for 30 calendar days (45 calendar days in PA). Thereafter, such amount will be transferred to the Market Stabilizer Option at the next available Segment Start Date, provided that the conditions specified in the rider and the Prospectus are met. In all other jurisdictions, such portion of your Policy Account will be allocated to the EQ/Money Market Investment Option for 20 business days. If the policy is issued as a result of a replacement, such portion of your Policy Account will remain in the EQ/Money Market Investment Option for 30 calendar days (60 calendar days in NY). Thereafter, such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account until the next available Segment Start Date, at which time such amount will be transferred to the Market Stabilizer Option, provided that the conditions specified in the rider and the Prospectus are met.

3 Any percentages specified for deductions for the Market Stabilizer Option will apply only to the Market Stabilizer Option Holding Account prior to a Segment Start Date.

1.b. ALLOCATIONS IF THE MARKET STABILIZER OPTION IS ELECTED

(i) ☐ Market Stabilizer Option (Variable Indexed Option Rider)
Specified Growth Cap Rate ________% *(indicate a Growth Cap Rate between 6% and 10% in whole percentages only)*
If the Growth Cap Rate AXA Equitable sets on a given Segment Start Date is less than the rate you specify, any Policy Account Value you have in the Market Stabilizer Option Holding Account will not be transferred into that Segment. If you do not indicate a Specified Growth Cap Rate, the Specified Growth Cap Rate will be set to 6%, the guaranteed minimum Growth Cap Rate, and funds will transfer into a new Segment on all available Segment Start Dates, provided the conditions specified in the rider and Prospectus are met.

TRANSFERS FROM THE VARIABLE INVESTMENT OPTIONS TO SUPPLEMENT THE UNLOANED GUARANTEED INTEREST ACCOUNT (GIA)

If you elect the Market Stabilizer Option, monthly deductions will be allocated 100% to the unloaned GIA on a Segment Start Date. If the unloaned GIA is not sufficient to cover such monthly deductions for the longest Segment Term, funds will be transferred pro-rata from amounts in the Variable Investment Options, including the Market Stabilizer Option Holding Account, to the unloaned GIA to supplement any remaining monthly deductions. You may also specify deduction percentages below for transferring amounts from the Variable Investment Options to supplement the unloaned GIA.

(ii) ☐ Check here if you wish transfers to be made pro-rata from amounts in all available Variable Investment Options, including the Market Stabilizer Option Holding Account, to supplement the unloaned GIA. If this box is not checked, please specify below the Variable Investment Options from which amounts should be transferred to supplement the unloaned GIA.

Variable Investment Options to Transfer from (complete only if (ii) is not checked):	Percentage (whole percentages only):
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
	TOTAL 100 %

SEGMENT MATURITY ALLOCATION

Each Segment of the Market Stabilizer Option has a Segment Maturity Date, which is approximately one year following a Segment Start Date. You may specify the investment option allocation percentages for the rollover of the Segment Maturity Value.

(iii) ☐ Check here if you wish to rollover your Market Stabilizer Option Segment Maturity Value to a new Segment. If this box is not checked, indicate allocations for rollover of the Segment Maturity Value below. Please note that by electing less than 100% rollover, the total portion of your Policy Account Value allocated to the Market Stabilizer Option will continually decrease as future rollovers occur, if no other changes were made. For example, a Segment Maturity Allocation of 50% to the Market Stabilizer Option will rollover 50% of the original Market Stabilizer Option allocation in year 2 but only 25% (50% x 50%) of the original Market Stabilizer Option allocation in year 3.

Investment Options for Rollover (complete only if (iii) is not checked):	Percentage (whole percentages only):
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
	TOTAL 100 %

2. SUITABILITY

a. Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received:

(1) the most current prospectus, and supplement(s) if applicable, for the policy(ies) applied for? ☐ Yes ☐ No

(2) the most current prospectus, and supplement(s) if applicable, for the designated investment company(ies)? ☐ Yes ☐ No

b. Do you understand that **(i)** policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate Account Funds and **(ii)** the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? ☐ Yes ☐ No

c. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated financial needs? ☐ Yes ☐ No

d. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for AXA Equitable's and its affiliates' Variable Life products.

☐ By checking the box and signing this application supplement, you acknowledge that you received the initial prospectus on computer readable compact disk "CD", if available for the product chosen, and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.

3. OPTIONAL BENEFITS/RIDERS

IL Optimizer

☐ Cash Value Plus Rider

☐ Disability Rider – Waiver of Premiums[#]

OR

☐ Disability Rider – Waiver of Monthly Deductions

☐ Children's Term Insurance Rider *(complete Children's Term Insurance Rider Supplement)*

Amount $ ____________________

☐ Long-Term Care Services Rider *(complete Long-Term Care Services Rider Supplement)*[†]

☐ Option to Purchase Additional Insurance Rider

Amount $ ____________________

☐ Other ____

[#] Not available in New Jersey and New York.

[†] Not available in Florida, Minnesota, and Washington.

4. **AUTOMATIC TRANSFER SERVICE** *Note: Not available if you elect the Asset Rebalancing Service.*
A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to 8 investment options can receive the monthly automatic transfer. Each transfer must be at least $50. The automatic transfer is effective on the first monthly anniversary after the Money Market Lock-in period ends and will continue until the amount allocated to the EQ/Money Market Investment Option is depleted.

Investment Options to Receive Transfer:	Dollar Amount:
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________
______________________	$______________

I (we), the undersigned, have read the detailed description of the Automatic Transfer Service in the prospectus. My (our) instructions will remain in effect until **(a)** insufficient funds are available to process transfers, **(b)** I (we) provide new written instructions, or **(c)** the Automatic Transfer Service otherwise terminates as described in the prospectus. I (we) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.

5. **ASSET REBALANCING SERVICE** *Note: Not available if you elect the Automatic Transfer Service.*
Neither the Guaranteed Interest Account nor the Market Stabilizer Option are available for Asset Rebalancing. Your allocation among the investment options will be periodically re-adjusted according to the percentage you indicated in Section 1 and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Asset Rebalancing is effective on the first monthly anniversary after the Money Market Lock-in period ends.

☐ **Quarterly** ☐ **Semi-annually** ☐ **Annually**

I (we), the undersigned, have read the detailed description of the Asset Rebalancing Service in the prospectus. My (our) instructions will remain in effect until **(a)** I (we) provide new written instructions or **(b)** Asset Rebalancing otherwise terminates as described in the prospectus. I (we) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

REMARKS

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THE UNDERSIGNED UNDERSTAND(S) THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES).

Date (mm/dd/yyyy) ______________________

X ____
Signature of Proposed Insured

X ____
Signature of Additional/Joint Proposed Insured

X ____
Signature of Owner, if other than the Proposed Insured(s), who agrees to be bound by the representations and agreements in this and any other part of the application

Based on the information furnished by the Proposed Insured(s) and Owner, if other than the Proposed Insured(s), in this and any other part of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the applicant or the owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

X ____ Date (mm/dd/yyyy) ______________
Signature of Licensed Financial Professional/Insurance Broker